                                                             EXHIBIT 23


[KPMG LLP LETTERHEAD]










                         Consent of Independent Auditors


Board of Directors
Pall Corporation:


We consent to incorporation by reference in Pall Corporation's Registration Statements Nos. 33-25640, 33-44399, 33-51151, 33-64751, 333-68371, 333-82469 and
333-87655 on Form S-8, and Registration Statement No. 333-17417 on Form S-3, of our reports dated September 1, 1999, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 1999 and August 1, 1998 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended July 31, 1999, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended July 31, 1999.



                                                          /s/ KPMG LLP
                                                          ------------
                                                              KPMG LLP


Melville, New York
October 27, 1999